Bell, Body, & Lloyd
                         Three First National Plaza
                                 Suite 3300
                          Chicago, Illinois  60602
                                312-372-1121


                              January 17, 1997

Artisan Funds, Inc.
1000 North Water Street
 Suite 1770
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

                             Shares of Common Stock
                                 Par Value $.01


          We have acted as counsel for Artisan Funds, Inc., a Wisconsin corporation ("Artisan Funds"), in connection with Artisan Funds' post-effective amendment no. 5 (the "Amendment") to registration statement no. 33-88316 on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (the "Act") with respect to its Artisan International Fund Series which consists of two classes of shares designated the International Shares and the International Institutional Shares (collectively, the "International Series Shares").

          In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other papers as we deemed it necessary or appropriate to enable us to render this opinion, including, without limitation, the amended articles of incorporation and bylaws of Artisan Funds, actions of the board of directors of Artisan Funds authorizing the issuance of shares of the Fund and the Registration Statement.

          Based on the foregoing examination, we are of the opinion that:

          1. Artisan Funds is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

          2. Upon the issuance and delivery of the International Series Shares of the Fund in accordance with the amended articles of incorporation and bylaws and the actions of the board of directors authorizing the issuance of such shares, and the receipt by Artisan Funds of the authorized consideration therefor, the shares so issued will be validly issued and outstanding, fully paid and nonassessable shares of common stock, par value $.01, of the Fund, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee; certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

          In giving this opinion we have relied upon the attached opinion of Godfrey & Kahn, S.C. to Artisan Funds, Inc. dated January 6, 1997.

          We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.



                             Very truly yours,


                             /s/Bell, Boyd & Lloyd




                              Godfrey & Kahn, S.C.
                                Attorneys At Law
                             780 North Water Street
                        Milwaukee, Wisconsin  53202-3590
                                 (414) 273-3500
                               Fax (414) 273-5198


                                January 16, 1997



Artisan Funds, Inc.
1000 N. Water Street
Milwaukee, WI  53202


Gentlemen:

     We have acted as Wisconsin corporate counsel for you in connection with the sale by you of an indefinite number of shares of Artisan International Fund International Institutional Shares (the "International Institutional Shares") of Artisan Funds, Inc. (the "Company") and an indefinite number of shares of Artisan International Fund International Shares (the "International Shares") of the Company, in the manner set forth in Post-Effective Amendment No. 5 to the Company's Registration Statement on Form N-1A. In connection with this opinion, we have reviewed (i) Amendment No. 5 to the Company's Registration Statement on Form N-1A; (ii) the Company's Articles of Incorporation, as amended to date, and By-Laws; (iii) corporate proceedings relative to the authorization for issuance of the International Institutional Shares and the International Shares; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the International Institutional Shares and the International Shares, when sold as contemplated in Amendment No. 5 to the Company's Registration Statement on Form N-1A, will be legally issued, fully paid and non-assessable, except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

     We hereby consent to the use of this opinion as an exhibit to Amendment No. 5 to the Company's Registration Statement on Form N-1A. In giving this consent, however, we do not admit that we are experts within the meaning of
Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.


                                    Very truly yours,

                                    /s/ Godfrey & Kahn, S.C.

                                    GODFREY & KAHN, S.C.




SM:ds